Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. §1350

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. § 1350.

Kenneth W. Fluke, the Chief Financial Officer, of Thomas & Betts Corporation (the “Corporation”), certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/  Kenneth W. Fluke
Kenneth W. Fluke
Senior Vice President and Chief Financial Officer

Dated this 5th day of May, 2008.